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                                   EXHIBIT 4.1

                          CERTIFICATE OF DESIGNATION OF

                                 PREFERRED STOCK

                             DATED OCTOBER 31, 1996



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                           CERTIFICATE OF DESIGNATION

         TONY SHAHBAZ certifies that he is the President and Secretary of I/OMAGIC CORPORATION, a Nevada corporation (hereinafter referred to as the "Corporation" or the "Company"); that, pursuant to the Corporation's Articles of Incorporation, as amended, and Nevada General Corporation Law, the Board of Directors of the Corporation adopted the following resolutions on October 31, 1996; at which point none of the Series Class A Cumulative Convertible Preferred Stock had been issued.

         1. CREATION AND DESIGNATION OF SERIES A CUMULATIVE CONVERTIBLE PREFERRED STOCK. On October 31, 1996, the Company created a series of preferred stock consisting of 1,000,000 shares and designated as the Series A Cumulative Preferred Stock, having the voting powers, preferences, relative, participating, optional and other special rights and the qualifications, limitations and restrictions thereof that are set forth below.

         2. DIVIDEND PROVISIONS. The holders of shares of Series A Cumulative Convertible Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors out of any funds at the time legally available therefor, dividends accruing at the rate of nine percent (9.0%) per year from the date of issuance through the date of conversion (the "Coupon Dividend"), as well as dividends paid with respect to each share of common stock for each share of Series A Cumulative Convertible Preferred Stock at the same time and on a parity with dividends paid on each share of common stock (the "Common Dividend") less any Coupon Dividend paid for any such period. Each share of Series A Cumulative Convertible Preferred Stock shall rank on a parity with each other share of Series A Cumulative Convertible Preferred Stock with respect to dividends. Dividend payments to the holders of shares of Series A Cumulative Convertible Preferred Stock shall be payable quarterly, in cash by delivery of a check to each entitled holder's address which is registered with the Secretary of the Company. Any Coupon Dividend on the Series A Cumulative Convertible Preferred Stock which has accrued pursuant to this Section 2 but which, for any reason whatsoever, (a) has not been declared, or (b) has been declared but has not been timely paid, shall be deemed in arrears and shall accumulate until paid.

         3. CONVERSION PROVISIONS. Each Series A Cumulative Convertible Preferred Share is convertible into one (1) share of the Company's Common Stock at any time after the date of issuance Each Series A Cumulative Convertible Preferred Share shall be convertible into shares of Common Stock of the Company at $2.50 per Share. Any holder of the Series A Cumulative Convertible Preferred Shares may elect conversion (the "Conversion Right") of any number of the Shares so held by remitting the Certificate evidencing ownership of the Shares together with a signed irrevocable stock transfer power, with signature guaranteed, to the Company requesting and specifying the number of Shares that the Holder seeks to convert into the Company's Common Stock (the "Conversion Request").

         4. REGISTRATION RIGHTS.

            (a) All Common Shares into which the Preferred Shares are convertible have the following registration rights:

                (i) The Company is obligated to register the shares of Common Stock into which the Preferred Shares are convertible (the "Offered Securities") in any subsequent registration statement filed by the Company with the Securities and Exchange Commission, so that holders of such Common Stock shall be entitled to sell the same simultaneously with and upon the terms and conditions as the securities sold for the account of the Company are being sold pursuant to any such registration statement, subject to such lock-up provisions as may be proposed by the underwriter and agreed to by the investors (the "Piggyback Registration Right").

                (ii) If the Piggyback Registration has not occurred within one year from the Final Closing Date of the offering of the Preferred Shares (the "Offering"), then the holders of the Common Stock, representing fifty-one percent (51%) of such Common Stock, shall have the right, exercisable by written notice to the Company, to have the Company prepare, file and use its best efforts to have declared effective by the Securities and Exchange Commission, a registration statement and such other documents, including a prospectus, as may be necessary in order to permit a public offering and sale of their shares of Common Stock, as well as Common Stock purchased in the Offering by other holders, as the case may be, subject to a subsequent 25% monthly trading restriction in that 25% of the shares will become freely tradeable within 30 days after registration; 25% of the shares will become freely tradeable within 60 days after registration (for a total of 50% of freely trading shares); 25% of the shares will become freely tradeable within 90 days after registration (for a total of 75% of freely trading shares); and 25% of the shares will become freely tradeable within 120 days after registration (for a total of 100% of freely trading shares) (the "Demand Registration Right"). The holders of Common Stock purchased in the Offering shall be notified of such Demand Registration Right. The Company shall not be required to honor any Demand Registration Right received five years after the Final Closing Date.

         5. MISCELLANEOUS PROVISIONS. The Series A Cumulative Convertible Preferred Shares have no voting rights and no sinking fund has or will be established to provide for dividends or the repurchase of the Series A Cumulative Convertible Preferred Shares.


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         IN WITNESS WHEREOF, the Company has caused this Certificate of
Designation of Series A Cumulative Convertible Preferred Stock to be duly executed by its President and attested to by its Secretary and has caused its corporate seal to be affixed hereto, this 17th day of January, 1997.


                                        /s/ TONY SHAHBAZ
                                       --------------------------------------
                                        Tony Shahbaz, President and Secretary


State of California        }
                           }
County of Orange           }

         On January 17, 1997, before me, Laurie J. Cruz, personally appeared Tony Shahbaz, personally known to me or proved to me on the basis of satisfactory evidence, to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument, the person, or the entity upon behalf of which the person acted, executed the instrument.


                                             WITNESS my hand and official seal

                                             /s/ LAURIE J. CRUZ
                                            -----------------------------
                                             (Signature of Notary Public)

                                             Commission Expires:    2/28/97
                                                                   --------

                           CERTIFICATE OF DESIGNATION

         TONY SHAHBAZ certifies that he is the President and Secretary of I/OMAGIC CORPORATION, a Nevada corporation (hereinafter referred to as the "Corporation" or the "Company"); that, pursuant to the Corporation's Articles of Incorporation, as amended, and Nevada General Corporation Law, the Board of Directors of the Corporation adopted the following resolutions on October 31, 1996; at which point none of the Series Class B Cumulative Convertible Preferred Stock had been issued.

         1. CREATION AND DESIGNATION OF SERIES B CUMULATIVE CONVERTIBLE PREFERRED STOCK. On October 31, 1996, the Company created a series of preferred stock consisting of 1,000,000 shares and designated as the Series B Cumulative Preferred Stock, having the voting powers, preferences, relative, participating, optional and other special rights and the qualifications, limitations and restrictions thereof that are set forth below. Each Series B Cumulative Preferred Share has a face value of $2.00 per share (the "Face Value").

         2. DIVIDEND PROVISIONS. The Holders of shares of Series B Cumulative Convertible Preferred Stock (collectively, "Holders", each a "Holder") shall be entitled to receive, when and as declared by the Board of Directors out of any funds at the time legally available therefor, dividends accruing at the rate of nine percent (9.0%) per year from the date of issuance through the date of conversion (the "Coupon Dividend"), as well as dividends paid with respect to each share of common stock for each share of Series B Cumulative Convertible Preferred Stock at the same time and on a parity with dividends paid on each share of common stock (the "Common Dividend") less any Coupon Dividend paid for any such period. Each share of Series B Cumulative Convertible Preferred Stock shall rank on a parity with each other share of Series B Cumulative Convertible Preferred Stock with respect to dividends. Dividend payments to the Holders of shares of Series B Cumulative Convertible Preferred Stock shall be payable quarterly, in cash by delivery of a check to each entitled Holder's address which is registered with the Secretary of the Company. Any Coupon Dividend on the Series B Cumulative Convertible Preferred Stock which has accrued pursuant to this Section 2 but which, for any reason whatsoever, (a) has not been declared, or (b) has been declared but has not been timely paid, shall be deemed in arrears and shall accumulate until paid.

         3. REDEMPTION. The Holder has the right to require the Company to redeem the Series B Cumulative Convertible Preferred Shares (the "Right of Redemption"). The Series B Cumulative Convertible Preferred Shares shall be redeemable, in whole or in part, by the Holder, at any time within one (1) year after the date such Shares were issued to Holder, upon thirty (30) calendar days written notice (the "Redemption Notice") to the Company, at a redemption price equal to the Face Value per Share. For purposes of establishing the date of the Redemption Notice, the date of the Redemption Notice shall be deemed the date of the post-mark, by prepaid mail, of the Holder's notice of its intention to redeem the Series B Cumulative Convertible Preferred Shares as addressed to the Company, at the Company's principal place of business. The redemption of the Shares shall be subject to any reasonable procedures the Company establishes in connection with the redemption.

         4. CONVERSION PROVISIONS. Subject to the Company's Right of Redemption as provided above, each Series B Cumulative Convertible Preferred Share is convertible into one (1) share of the Company's Common Stock at any time after the date of issuance. Each Series B Cumulative Preferred Share shall be convertible into shares of Common Stock of the Company at $2.50 per Share. Any Holder of the Series B Cumulative Convertible Preferred Share may elect conversion (the "Conversion Right") of any number of the Shares so held by remitting the Certificate evidencing ownership of the Shares together with a signed irrevocable stock transfer power, with signature guaranteed, to the Company requesting and specifying the number of Shares that the Holder seeks to convert into the Company's Common Stock (the "Conversion Request").

         5. REGISTRATION RIGHTS.

            (a) All Common Shares into which the Preferred Shares are convertible have the following registration rights:

                (i) The Company is obligated to register the shares of Common Stock into which the Preferred Shares are convertible (the "Offered Securities") in any subsequent registration statement filed by the Company with the Securities and Exchange Commission, so that holders of such Common Stock shall be entitled to sell the same simultaneously with and upon the terms and conditions as the securities sold for the account of the Company are being sold pursuant to any such registration statement, subject to such lock-up provisions as may be proposed by the underwriter and agreed to by the investors (the "Piggyback Registration Right").

                (ii) If the Piggyback Registration has not occurred within one year from the Final Closing Date of the offering of the Preferred Shares (the "Offering"), then the holders of the Common Stock, representing fifty-one percent (51%) of such Common Stock, shall have the right, exercisable by written notice to the Company, to have the Company prepare, file and use its best efforts to have declared effective by the Securities and Exchange Commission, a registration statement and such other documents, including a prospectus, as may be necessary in order to permit a public offering and sale of their shares of Common

Stock, as well as Common Stock purchased in the Offering by other holders, as the case may be, subject to a subsequent 25% monthly trading restriction in that 25% of the shares will become freely tradeable within 30 days after registration; 25% of the shares will become freely tradeable within 60 days after registration (for a total of 50% of freely trading shares); 25% of the shares will become freely tradeable within 90 days after registration (for a total of 75% of freely trading shares); and 25% of the shares will become freely tradeable within 120 days after registration (for a total of 100% of freely trading shares) (the "Demand Registration Right"). The holders of Common Stock purchased in the Offering shall be notified of such Demand Registration Right. The Company shall not be required to honor any Demand Registration Right received five years after the Final Closing Date.

         6. MISCELLANEOUS PROVISIONS. The Series B Cumulative Convertible Preferred Shares have no voting rights and no sinking fund has or will be established to provide for dividends or the repurchase of the Series B Cumulative Convertible Preferred Shares.

IN WITNESS WHEREOF, the Company has caused this Certificate of Designation of Series B Cumulative Convertible Preferred Stock to be duly executed by its President and attested to by its Secretary and has caused its corporate seal to be affixed hereto, this 17th day of January, 1997.



                                          /s/ TONY SHAHBAZ
                                         -------------------------------------
                                         Tony Shahbaz, President and Secretary



State of California        }
                           }
County of Orange           }

         On January 17, 1997, before me, Laurie J. Cruz, personally appeared Tony Shahbaz, personally known to me or proved to me on the basis of satisfactory evidence, to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument, the person, or the entity upon behalf of which the person acted, executed the instrument.


                                             WITNESS my hand and official seal


                                             /s/ LAURIE J. CRUZ
                                            -----------------------------
                                             (Signature of Notary Public)

                                             Commission Expires:    2/28/97
                                                                    -------